Exhibit 10.65
KENNAMETAL INC.

PERFORMANCE UNIT AWARD

Grant Date: ________________

Kennametal Inc. (the “Company”) hereby grants to «name» (the “Awardee”), as of the Grant Date listed above, this Performance Unit Award (the “Award”) for «number of target stock units» Stock Units, subject to the terms and conditions of the Kennametal Inc. 2020 Stock and Incentive (the “Plan”) and the additional terms listed below. Capitalized terms used herein, but not otherwise defined, shall have the same meaning ascribed to them in the Plan.

1. Each Stock Unit represents the right to receive one Share of the Company’s Capital Stock, par value $1.25 per share, subject to the satisfaction of the Service Condition described herein and the Performance Conditions attached hereto as Exhibit A. Stock Units as initially awarded have no independent economic value, but rather are mere units of measurement used for purposes of calculating the number of Shares, if any, to be delivered under this Award. The maximum amount of Stock Units that may be earned under this Award is equal to 2.0 times the target number of Stock Units listed in the preamble above.

2. Except as otherwise provided in this Award, Awardee must be actively employed by the Company on the Payment Date (defined below) to be eligible to receive Shares in payment of any Stock Units earned under this Award (the “Service Condition”).

3. In addition to satisfaction of the Service Condition, payment under this Award is subject to, and contingent upon, achievement of the annual Performance Conditions during the Performance Period specified on Exhibit A. The amount of this Award payable to Awardee will be determined by the level of achievement of the annual Performance Conditions as set forth in Exhibit A. Achievement of the Performance Conditions, including the level of achievement, if any, for each fiscal year in the Performance Period shall be determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”), in its sole discretion, and Awardee agrees to be bound by such determination; provided, however, the Compensation Committee shall not use its discretionary authority reserved to it under Section 6(f) of the Plan to reduce the number of Stock Units earned, if any, based on the achievement of the Performance Conditions pursuant to the terms and conditions of this Award. For each fiscal year of the Performance Period, any Stock Units that are not earned will be cancelled and forfeited at the end of such fiscal year.

4. Issuance and Distribution.

a. At the end of each fiscal year of the Performance Period to which this Award relates, the Compensation Committee will certify in writing the extent to which the applicable annual Performance Conditions have been achieved. For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification.

b. Subject to the terms and conditions of this Award and unless otherwise specifically provided herein, Stock Units earned by an Awardee will be settled and paid in Shares of the Company’s Capital Stock as soon as practicable following the end of the three-year Performance Period on a date determined in the Company’s discretion, but in no event later than the last day of the “applicable 2½ month period” specified in Treas. Reg. §1.409A-1(b)(4) (the “Payment Date”).

5. Change in Awardee’s Status; Change in Control.
a. Death or Disability. In the event an Awardee Separates from Service before the Payment Date on account of death or Disability, the Service Condition will be waived. For completed fiscal years, Awardee shall be entitled to receive payment for any Stock Units that have been earned based on the achievement of the Performance Conditions applicable to such fiscal year. For fiscal years not completed, the Performance Conditions will be deemed to have been achieved at the target level and the Awardee will be deemed to have earned for each such fiscal year a number of Stock Units that were able to be earned for such fiscal year.
Subject to the terms and conditions of this Award and unless otherwise specifically provided herein, in the event an Awardee Separates from Service on account of death or Disability, the Stock Units, to the extent earned by

Exhibit 10.65
the Awardee, shall be paid as soon as practicable following the date of such Separation from Service, but in no event later than the last day of the “applicable 2½ month period” specified in Treas. Reg. §1.409A-1(b)(4).

b. Change in Control. In the event there is a Change in Control during the Performance Period, (i) with respect to all outstanding Performance Units subject to this Award (other than Performance Units for fiscal years within the Performance Period that were completed prior to the Change in Control), the target level of performance set forth with respect to each performance criterion under such Performance Units shall be deemed to have been attained and such Performance Units shall be converted into, and remain outstanding, as Restricted Units and (ii) with respect to Performance Units for fiscal years within the Performance Period that were completed prior to the Change in Control, such Performance Units, measured at actual performance achieved, shall remain outstanding. Unless otherwise specifically provided herein, payment under this Award will remain subject to the satisfaction of the Service Condition.
c. Change in Control Separation. In the event an Awardee Separates from Service prior to the Payment Date on account of an involuntary termination by the Company without cause or Awardee voluntarily terminates employment for Good Reason (as defined in the Plan) (a) within the six-month period immediately preceding a Change in Control in contemplation of such Change in Control (and the Change in Control actually occurs) or (b) during the two-year period following a Change in Control (a “Change in Control Separation”), the Service Condition applicable to the Performance Units and/or Restricted Units into which such Performance Units were converted upon the Change in Control will be waived and such Performance Units and/or Restricted Units shall be fully vested and nonforfeitable.
d. Retirement. In the event a Retirement Eligible Awardee (as defined below) Separates from Service on account of Retirement (including Early Retirement) during the Performance Period, the Service Condition will be waived (i) in the case of Retirement other than Early Retirement, on all outstanding Stock Units or (ii) in the case of Early Retirement, on a pro-rata portion of such Stock Units based upon the ratio of the number of days of the Awardee’s employment during the Performance Period to the total number of days in the Performance Period, and the remainder of such Stock Units shall immediately terminate and be forfeited without payment by the Company or any affiliate. The amount to be paid, if any, with respect to the Stock Units on which the Service Condition was waived will be determined following the end of the Performance Period based upon the actual achievement of the Performance Condition over the Performance Period.
With respect to an Awardee who Separates from Service on account of Retirement during the Performance Period (a “Retirement Eligible Awardee”), any payment for any Award shall be made on the Payment Date provided in Section 4(b), above. Notwithstanding the foregoing or any provisions of this Award or the Plan to the contrary, for a U.S. participant who is a “specified employee” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) upon Separation from Service due to Retirement (including Early Retirement), Disability or a Change in Control Separation, the delivery of any Shares underlying this Award will be delayed and delivered on the first day following the six (6) month anniversary of the Awardee’s Separation from Service (or upon earlier death) if and to the extent such payments would constitute or be considered as deferred compensation under Code Section 409A, subject to the Awardee’s satisfaction of all applicable income and employment withholding taxes.

e. All Other Separations from Service. In the event an Awardee Separates from Service for any other reason (other than death, Disability, Retirement or Change in Control Separation), including, but not limited to, voluntarily by the Awardee, or involuntarily by the Company with or without cause, prior to the Payment Date, all Stock Units granted to the Awardee shall be cancelled and forfeited, whether payable or not, without payment by the Company or any Affiliate.

6. The Stock Units will be entitled to receive Dividend Equivalents, which will be subject to all conditions and restrictions applicable to the underlying Stock Units to which they relate. Dividend Equivalents may not be paid until and unless the underlying Stock Units have vested. Dividend Equivalents will accrue during the Performance Period. At the end of each fiscal year, Dividend Equivalents will be earned only for Stock Units that are earned or deemed earned under this Award for that fiscal year. With respect to Stock Units that are not earned for a fiscal year (because the applicable Performance Conditions are not satisfied or otherwise), Dividend Equivalents that were accrued for those Stock Units will be cancelled and forfeited along with the Stock Units and underlying Shares, without payment by the Company or any Affiliate. Dividend Equivalents will be paid in cash at such time as the underlying Stock Units to which they relate are paid.

7. The Stock Units may not be sold, assigned, pledged, exchanged, hypothecated, gifted or otherwise transferred, encumbered or disposed of prior to the Payment Date, except as described herein or in the Plan.

Exhibit 10.65

8. The Shares underlying the Stock Units shall not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. The Company may refuse to register a transfer of the Shares on the stock transfer records of the Company if the transfer constitutes a violation of any applicable securities law and the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.

9. This Performance Unit Award is intended to comply with Section 409A of the Internal Revenue Code (which deals with nonqualified deferred compensation) or an exception thereto and the regulations promulgated thereunder and will be construed accordingly. To the extent a payment is subject to Section 409A and not excepted therefrom, such payment shall be treated as made on the specified date of payment if such payment is made at such date or a later date in the same calendar year or, if later, by the 15th day of the third calendar month following the specified date of payment, as provided and in accordance with Treas. Reg. § 1.409A-3(d). An Awardee shall have no right to designate the date of any payment under this Award. The Company reserves the right to administer, amend or modify the Award or to take any other action necessary or desirable to enable the Award to be interpreted and construed accordingly. Notwithstanding the foregoing, the Awardee acknowledges and agrees that Section 409A may impose upon the Awardee certain taxes or interest charges for which the Awardee is and shall remain solely responsible.

10. Notwithstanding anything to the contrary in this Award or the Plan, in the event that this Award is not accepted by the Awardee on or before the date that is 180 days from the grant date noted herein (the “Forfeiture Date”), then this Award shall become null and void and all Stock Units subject to this Award shall be forfeited by the Awardee as of the Forfeiture Date. For acceptance to be valid, the Awardee must accept this Award in the manner specified by the Company. Any Shares underlying the Stock Units covered by this Award that are forfeited by the Awardee shall be returned to the Plan and resume the status of shares available for grant.

11. All other terms and conditions applicable to this Award are contained in the Plan. A copy of the Plan and related Prospectus is available on your accounts page at netbenefits.fidelity.com under Plan Information and Documents, as well as on The Hub under Human Resources.

KENNAMETAL INC.

By: Michelle R. Keating
Title: Vice President, Secretary and General Counsel